Exhibit 99.1

NEWS RELEASE
Contact:
Sheila Spagnolo
Vice President - Tax & Investor Relations
Phone (610) 251-1000
sspagnolo@triumphgroup.com

TRIUMPH GROUP REPORTS
THIRD QUARTER FISCAL 2015 EARNINGS

•	Net sales for third quarter fiscal year 2015 increased to $917.4 million

•
Operating loss for third quarter fiscal year 2015 was ($61.3) million and included a pre-tax charge of $152.0 million for forward losses associated with the 747-8 program through the duration of the contract

•
Net loss per share for third quarter fiscal year 2015 was ($0.79), which included certain items described below totaling ($2.20) per diluted share. Excluding these items, net income was $72.1 million and earnings per share were $1.42 per diluted share

•	Year-to-date cash flow from operations before pension contributions of $55.9 million was $365.9 million

•	Successfully completed agreement to assume production of Gulfstream G650 and G280 wing programs

BERWYN, Pa. - January 28, 2015 - Triumph Group, Inc. (NYSE: TGI) today reported financial results for its third quarter of fiscal year 2015, which ended December 31, 2014.

“During the third quarter, we continued to extend Triumph’s core capabilities in complex aerostructures with the assumption of the Gulfstream G650 and G280 wing programs and we are pleased with the progress of the transition to date,” said Jeffry D. Frisby, Triumph’s President and Chief Executive Officer. “In addition, our Aerospace Systems Group and Aftermarket Services Group continued to perform well, delivering positive organic revenue growth and sustaining their strong operating margins. We generated strong cash flow during the quarter, enabling us to reduce our debt and opportunistically

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buy back shares to return capital to our shareholders and we remain focused on driving value through enhanced execution, identifying efficiencies and pursuing strategic growth opportunities.”

“Following Boeing’s recent 747-8 rate cut announcement, we conducted an in-depth review of our assumptions for the program through the end of the contract and recorded a one-time charge in the fiscal third quarter to account for forward losses. The charges are a prudent measure that considers, among other factors, lower expected build rates as well as higher actual and forecasted costs than originally targeted for the duration of our contract. Notwithstanding this decision, we will continue to take actions to reduce costs and enhance performance on the 747-8 program.”

Net sales for the fiscal third quarter of 2015 were $917.4 million, up from fiscal third quarter 2014 net sales of $915.8 million. Organic sales for the quarter decreased seven percent primarily due to decreased production on the C-17 program and lower non-recurring revenue. Net loss for the third quarter of fiscal year 2015 was ($39.8) million, or ($0.79) per share, compared to $35.4 million, or $0.67 per diluted share, for the third quarter of the prior fiscal year.

Results in the third quarter of fiscal year 2015 included charges in the Aerostructures segment of $169.2 million pre-tax, or ($2.16) per diluted share, as detailed in the segment results discussion below. The majority of these costs were related to a forward loss charge of $152.0 million pre-tax, or ($1.94) per diluted share, associated with the 747-8 program to cover the duration of the contract. In addition, operating results for the quarter included $3.5 million pre-tax, or ($0.04) per diluted share, of transaction fees related to the assumption of the Gulfstream G650 and G280 wing programs. Excluding these items, earnings per share for the third quarter of fiscal year 2015 were $1.42 per diluted share. Excluding non-recurring items, earnings per share for the prior fiscal year’s third quarter were $0.99 per diluted share. The number of shares used in computing diluted earnings per share on an adjusted basis for the quarter was 50.8 million shares.

Net sales for the first nine months of fiscal year 2015 were $2.808 billion, down slightly from net sales of $2.827 billion for the comparable period of the last fiscal year. Net income for the nine months of fiscal year 2015 was $155.9 million, or $3.04 per diluted share, versus $164.0 million, or $3.11 per diluted share, in the prior year period. In addition to the third quarter charges totaling $172.7 million pre-tax described above, the year-to-date results included the first two quarters of fiscal year 2015 costs related to the Red Oak facility transition, the refinancing of the Senior Notes due 2018 and a gain, net of legal fees, related to the settlement of the Eaton litigation. Excluding these items, net income for the first nine months of fiscal year 2015 was $206.6 million, or $4.02 per diluted share.

During the nine months ended December 31, 2014, the company generated $365.9 million of cash flow from operations before pension contributions of $55.9 million; after these contributions, cash flow from operations was $310.0 million.

During the quarter, the company repurchased 336,271 shares of stock under the company’s existing 5.5 million share repurchase authorization. As of December 31, 2014, approximately 3.5 million shares remained under the share repurchase authorization.

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Segment Results

Aerostructures

The Aerostructures segment reported net sales of $559.5 million in the third quarter of fiscal year 2015 compared to $637.2 million in the prior year period. Organic sales for the quarter declined eleven percent primarily due to decreased production on the C-17 program and lower non-recurring revenue. Operating loss for the third quarter of fiscal year 2015 was ($102.5) million, compared to operating income of $54.0 million for the prior year period, and included a net unfavorable cumulative catch-up adjustment on long-term contracts of $2.1 million. Excluding the 747-8 program, there was a net favorable cumulative catch-up adjustment of $0.9 million. Operating results for the quarter included a one-time $152.0 million pre-tax charge for forward losses and a $3.0 million unfavorable cumulative catch-up adjustment associated with the 747-8 program. The forward loss charges reflect anticipated production rate cuts through the duration of the contract, which extends into fiscal year 2019, and revised cost estimates due to higher actual and forecasted costs, including the impact of the new mortality tables on the pension obligations. Also included in operating results were $3.3 million of costs related to the Red Oak facility transition as well as $13.9 million of charges related to lower than expected performance at Triumph Structures- International. Excluding these items, the segment’s operating margin for the quarter was 16 percent.

Aerospace Systems

The Aerospace Systems segment reported net sales of $279.2 million in the third quarter of fiscal year 2015 compared to $211.4 million in the prior year period, an increase of thirty-two percent, reflecting the impact of the Triumph Actuation Systems-Yakima and Triumph Actuation Systems-UK and IOM acquisitions completed at the end of the first quarter of fiscal year 2015. Organic sales growth for the quarter was two percent. Operating income for the third quarter of fiscal year 2015 was $41.9 million compared to $32.5 million for the prior year period, an increase of twenty-nine percent, reflecting an operating margin of fifteen percent. Organic operating margin for the quarter was sixteen percent as compared to fifteen percent for the prior year period.

Aftermarket Services

The Aftermarket Services segment reported net sales in the third quarter of fiscal year 2015 of $80.7 million compared to $69.6 million in the prior year period, an increase of sixteen percent, reflecting the impact of the Triumph Aviation Services-NAAS Division acquisition completed early in the third quarter of fiscal year 2015. Organic sales growth for the quarter was seven percent. Operating income for the third quarter of fiscal year 2015 was $12.5 million compared to $9.3 million for the prior year period, an increase of thirty-four percent, reflecting an operating margin of sixteen percent.

Outlook

Mr. Frisby continued, “We took important steps during the quarter to significantly reduce the risk on the future performance of our 747-8 program and to extend our core capabilities to drive growth and value to our shareholders. Completing the transfer of the Gulfstream G650 and G280 wing programs was an

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important milestone that enhances our leadership position in that sector. We believe that we are well positioned in our end markets and are committed to leveraging the strength of our portfolio to drive growth.”

Based on current projected aircraft production rates, the company now expects revenue for fiscal year 2015 to be approximately $3.9 billion and earnings per share for the fourth quarter fiscal 2015 to be approximately $1.70, excluding Red Oak facility transition costs and based on a weighted average share count of 50.6 million shares. The company updated its expectation for Adjusted EBITDA for the fourth quarter fiscal 2015 to be approximately $165.0 million, which excludes the Red Oak facility transition costs, and expects to generate free cash flow available for debt reduction, acquisitions and share repurchases after pension contributions for the fiscal year of approximately $300.0 million.

Conference Call

Triumph Group will hold a conference call tomorrow, January 29 at 8:30 a.m. (ET) to discuss the fiscal year 2015 third quarter results. The conference call will be available live and archived on the company’s website at http://www.triumphgroup.com. A slide presentation will be included with the audio portion of the webcast. An audio replay will be available from January 29th to February 5th by calling (888) 266-2081 (Domestic) or (703) 925-2533 (International), passcode #1650287.

About Triumph Group

Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerostructures, aircraft components, accessories, subassemblies and systems. The company serves a broad, worldwide spectrum of the aviation industry, including original equipment manufacturers of commercial, regional, business and military aircraft and aircraft components, as well as commercial and regional airlines and air cargo carriers.

More information about Triumph can be found on the company’s website at www.triumphgroup.com.

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about future aerospace market conditions, aircraft production rates, financial and operational performance, revenue and earnings growth, cash flow, profitability and earnings results for fiscal year 2015. All forward-looking statements involve risks and uncertainties which could affect the company’s actual results and could cause its actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2014.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING PAGES

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
CONDENSED STATEMENTS OF INCOME	2014	2013	2014	2013

Net sales	$917,417	$915,816	$2,808,444	$2,826,844

Operating (loss) income	(61,266)	84,779	293,956	319,096

Interest expense and other	13,573	30,115	71,320	70,146
Income tax (benefit) expense	(35,007)	19,271	66,778	84,998

Net (loss) income	$(39,832)	$35,393	$155,858	$163,952

Earnings per share - basic:

Net (loss) income	$(0.79)	$0.68	$3.05	$3.18

Weighted average common shares outstanding - basic	50,643	52,024	51,114	51,548

Earnings per share - diluted:

Net (loss) income	$(0.79)	$0.67	$3.04	$3.11

Weighted average common shares outstanding - diluted	50,643	52,806	51,343	52,798

Dividends declared and paid per common share	$0.04	$0.04	$0.12	$0.12

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

BALANCE SHEET	Unaudited	Audited
	December 31,	March 31,
	2014	2014
Assets
Cash and cash equivalents	$34,181	$28,998
Accounts receivable, net	448,892	517,304
Inventories, net of unliquidated progress payments of $174,855 and $165,019	1,288,564	1,111,767
Rotable assets	43,825	41,666
Deferred income taxes	49,429	57,308
Prepaid and other current assets	22,789	24,897
Current assets	1,887,680	1,781,940

Property and equipment, net	982,666	931,430
Goodwill	2,133,879	1,791,891
Intangible assets, net	974,028	978,171
Other, net	48,745	69,954

Total assets	$6,026,998	$5,553,386

Liabilities & Stockholders' Equity
Current portion of long-term debt	$40,877	$49,575
Accounts payable	308,398	317,334
Accrued expenses	334,135	273,290
	683,410	640,199

Long-term debt, less current portion	1,401,803	1,500,808
Accrued pension and post-retirement benefits, noncurrent	410,168	508,524
Deferred income taxes, noncurrent	434,839	385,188
Other noncurrent liabilities	826,326	234,756

Stockholders' Equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 52,460,920 and 52,459,020 shares issued	51	52
Capital in excess of par value	850,542	866,281
Treasury stock, at cost, 2,009,523 and 300,000 shares	(133,767)	(19,134)
Accumulated other comprehensive income	(51,730)	(18,908)
Retained earnings	1,605,356	1,455,620
Total stockholders' equity	2,270,452	2,283,911

Total liabilities and stockholders' equity	$6,026,998	$5,553,386
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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

SEGMENT DATA	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net Sales:
Aerostructures	$559,465	$637,202	$1,803,400	$1,979,839
Aerospace Systems	279,198	211,402	787,951	636,411
Aftermarket Services	80,690	69,556	222,641	216,880
Elimination of inter-segment sales	(1,936)	(2,344)	(5,548)	(6,286)
	$917,417	$915,816	$2,808,444	$2,826,844

Operating Income (Loss):
Aerostructures	$(102,461)	$53,973	$40,634	$218,784
Aerospace Systems	41,863	32,504	125,430	106,887
Aftermarket Services	12,490	9,297	34,614	30,678
Corporate	(13,158)	(10,995)	93,278	(37,253)
	$(61,266)	$84,779	$293,956	$319,096

Depreciation and Amortization:
Aerostructures	$24,947	$30,207	$74,692	$83,002
Aerospace Systems	11,363	10,823	32,027	27,911
Aftermarket Services	2,334	1,862	6,137	5,603
Corporate	1,164	1,211	3,517	3,765
	$39,808	$44,103	$116,373	$120,281

Amortization of Acquired Contract Liabilities:
Aerostructures	(4,411)	(8,380)	(14,311)	(20,135)
Aerospace Systems	(11,090)	(5,878)	(25,021)	(14,238)
	$(15,501)	$(14,258)	$(39,332)	$(34,373)

Capital Expenditures:
Aerostructures	$15,589	$33,662	$53,965	$132,205
Aerospace Systems	8,301	5,714	24,552	15,989
Aftermarket Services	1,392	2,728	5,425	10,795
Corporate	814	429	1,228	2,808
	$26,096	$42,533	$85,170	$161,797

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. In accordance with Securities and Exchange Commission (the "SEC") guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain non-GAAP financial measures in our public releases. Currently, the non-GAAP financial measure that we disclose is Adjusted EBITDA, which is our net income before interest, income taxes, amortization of acquired contract liabilities, curtailments, settlements and early retirement incentives, legal settlements, depreciation and amortization. We disclose Adjusted EBITDA on a consolidated and an operating segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

We view Adjusted EBITDA as an operating performance measure and, as such, we believe that the GAAP financial measure most directly comparable to it is net income. In calculating Adjusted EBITDA, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA as a substitute for any GAAP financial measure, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA to net income set forth below,  in our earnings releases and in other filings with the SEC and to carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our Adjusted EBITDA.

Adjusted EBITDA is used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 15 years expanding our product and service capabilities partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our net income has included significant charges for depreciation and amortization. Adjusted EBITDA excludes these charges and provides meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA is a measure of our ongoing operating performance because the isolation of non-cash income and expenses, such as amortization of acquired contract liabilities, depreciation and amortization, and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•
Legal settlements may be useful to investors to consider because they reflect gains or losses from disputes with third parties. We do not believe that these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Curtailments, settlements and early retirement incentives may be useful to investors to consider because it represents the current period impact of the change in defined benefit obligation due to the reduction in future service costs. We do not believe these charges (gains) necessarily reflect the current and ongoing cash earnings related to our operations.

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(Continued)
FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

•
Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of below market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Amortization expenses may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights and licenses. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
Depreciation may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business.

•
Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business.  However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.
Modified Adjusted EBITDA is included to adjust for the impacts of our recent relocation from our Jefferson Street Facility and our provision for forward losses on our 747-8 long-term contract, in order to show the more comparable results period to period.

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(Continued)

The following table shows our Adjusted EBITDA and Modified Adjusted EBITDA reconciled to our net income for the indicated periods:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA):
Net (loss) income	$(39,832)	$35,393	$155,858	$163,952

Add-back:
Income tax expense	(35,007)	19,271	66,778	84,998
Interest expense and other	13,573	30,115	71,320	70,146
Settlements and early retirement incentive expense	—	1,561	—	1,561
Gain on legal settlement, net	—	—	(134,693)	—
Amortization of acquired contract liabilities	(15,501)	(14,258)	(39,332)	(34,373)
Depreciation and amortization	39,808	44,103	116,373	120,281

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$(36,959)	$116,185	$236,304	$406,565

747-8 forward loss	$151,992	$—	$151,992	$—
Jefferson Street Move costs	2,124	9,925	14,058	14,198
Modified Adjusted EBITDA	$117,157	$126,110	$402,354	$420,763

Net sales	$917,417	$915,816	$2,808,444	$2,826,844

Adjusted EBITDA Margin	(4.1)%	12.9%	8.5%	14.6%

Modified Adjusted EBITDA Margin	13.0%	14.0%	14.5%	15.1%

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended December 31, 2014
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerostructures	Aerospace Systems	Aftermarket Services	Corporate/Eliminations

Net Loss	$(39,832)

Add-back:
Income tax expense	(35,007)
Interest expense and other	13,573

Operating income (loss)	$(61,266)	$(102,461)	$41,863	$12,490	$(13,158)

Amortization of acquired contract liabilities	(15,501)	(4,411)	(11,090)	—	—
Depreciation and amortization	39,808	24,947	11,363	2,334	1,164

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$(36,959)	$(81,925)	$42,136	$14,824	$(11,994)

747-8 forward loss	$151,992	$151,992	$—	$—	$—
Jefferson Street Move costs	2,124	2,124	—	—	—
Modified Adjusted EBITDA	$117,157	$72,191	$42,136	$14,824	$(11,994)

Net sales	$917,417	$559,465	$279,198	$80,690	$(1,936)

Adjusted EBITDA Margin	(4.1)%	(14.8)%	15.7%	18.4%	n/a
Modified Adjusted EBITDA Margin	13.0%	13.0%	15.7%	18.4%	n/a

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Nine Months Ended December 31, 2014
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerostructures	Aerospace Systems	Aftermarket Services	Corporate/Eliminations

Net Income	$155,858

Add-back:
Income tax expense	66,778
Interest expense and other	71,320

Operating income (loss)	$293,956	$40,634	$125,430	$34,614	$93,278

Gain on legal settlement, net of expenses	(134,693)	—	—	—	(134,693)
Amortization of acquired contract liabilities	(39,332)	(14,311)	(25,021)	—	—
Depreciation and amortization	116,373	74,692	32,027	6,137	3,517

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$236,304	$101,015	$132,436	$40,751	$(37,898)

747-8 forward loss	$151,992	$151,992	$—	$—	$—
Jefferson Street Move costs	14,058	14,058	—	—	—
Modified Adjusted EBITDA	$402,354	$267,065	$132,436	$40,751	$(37,898)

Net sales	$2,808,444	$1,803,400	$787,951	$222,641	$(5,548)

Adjusted EBITDA Margin	8.5%	5.6%	17.4%	18.3%	n/a
Modified Adjusted EBITDA Margin	14.5%	14.9%	17.4%	18.3%	n/a

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended December 31, 2013
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerostructures	Aerospace Systems	Aftermarket Services	Corporate / Eliminations

Net Income	$35,393

Add-back:
Income tax expense	19,271
Interest expense and other	30,115

Operating income (loss)	$84,779	$53,973	$32,504	$9,297	$(10,995)

Pension Settlement Charge	1,561	—	—	—	1,561
Amortization of acquired contract liabilities	(14,258)	(8,380)	(5,878)	—	—
Depreciation and amortization	44,103	30,207	10,823	1,862	1,211

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$116,185	$75,800	$37,449	$11,159	$(8,223)

Jefferson Street Move costs	$9,925	$9,925	$—	$—	$—
Modified Adjusted EBITDA	$126,110	$85,725	$37,449	$11,159	$(8,223)

Net sales	$915,816	$637,202	$211,402	$69,556	$(2,344)

Adjusted EBITDA Margin	12.9%	12.1%	18.2%	16.0%	n/a
Modified Adjusted EBITDA Margin	14.0%	13.6%	18.2%	16.0%	n/a

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Nine Months Ended December 31, 2013
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerostructures	Aerospace Systems	Aftermarket Services	Corporate / Eliminations

Net Income	$163,952

Add-back:
Income tax expense	84,998
Interest expense and other	70,146

Operating income (loss)	$319,096	$218,784	$106,887	$30,678	$(37,253)

Pension Settlement Charge	1,561	—	—	—	1,561
Amortization of acquired contract liabilities	(34,373)	(20,135)	(14,238)	—	—
Depreciation and amortization	120,281	83,002	27,911	5,603	3,765

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$406,565	$281,651	$120,560	$36,281	$(31,927)

Jefferson Street Move costs	$14,198	$14,198	$—	$—	$—
Modified Adjusted EBITDA	$420,763	$295,849	$120,560	$36,281	$(31,927)

Net sales	$2,826,844	$1,979,839	$636,411	$216,880	$(6,286)

Adjusted EBITDA Margin	14.6%	14.4%	19.4%	16.7%	n/a
Modified Adjusted EBITDA Margin	15.1%	15.1%	19.4%	16.7%	n/a

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs has been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs

	Three Months Ended
	December 31, 2014				Location on
	Pre-Tax	After-Tax	Diluted EPS		Financial Statements
Loss from Continuing Operations - GAAP	$(74,839)	$(39,832)	$(0.79)
Non-Recurring Costs:
747-8 forward loss	151,992	98,491	1.94		Aerostructures (EAC) **
Structures - International	13,919	9,020	0.18		Aerostructures
Transaction fees - Tulsa Acquisition	3,507	2,273	0.04		Corporate
Jefferson Street Move:
Disruption	2,124	1,376	0.03		Aerostructures (EAC)**
Accelerated Depreciation	1,174	761	0.01		Aerostructures (EAC)**
Adjusted Income from continuing operations - non-GAAP	$97,877	$72,089	$1.42	*

* Difference due to rounding.
** EAC - estimated costs at completion with respect to contracts within the scope of Accounting Standards Codification 605-35, "Revenue-Construction-Type and Production-Type Contracts"

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Nine Months Ended
	December 31, 2014				Location on
	Pre-Tax	After-Tax	Diluted EPS		Financial Statements
Income from Continuing Operations - GAAP	$222,636	$155,858	$3.05
Non-Recurring Costs:
Gain on legal settlement, net of expenses	(134,693)	(87,281)	(1.70)		Corporate
Refinancing costs	22,615	14,655	0.29
Transaction fees - Tulsa Acquisition	4,606	2,985	0.06		Corporate
747-8 forward loss	151,992	98,491	1.92		Aerostructures (EAC) **
Structures - International	13,919	9,020	0.18		Aerostructures
Relocation Costs	3,193	2,069	0.04		Corporate
Jefferson Street Move:
Disruption	10,865	7,041	0.14		Aerostructures (EAC)**
Accelerated Depreciation	5,801	3,759	0.07		Aerostructures (EAC)**
Adjusted Income from continuing operations - non-GAAP	$300,934	$206,597	$4.02	*

* Difference due to rounding.
** EAC - estimated costs at completion with respect to contracts within the scope of Accounting Standards Codification 605-35, "Revenue-Construction-Type and Production-Type Contracts"

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended
	December 31, 2013				Location on
	Pre-Tax	After-Tax	Diluted EPS		Financial Statements
Income from Continuing Operations - GAAP	$54,664	$35,393	$0.68
Non-Recurring Costs:
Pension settlement charge	1,561	1,008	0.02		Corporate
Refinancing fees	11,069	7,151	0.14
Relocation costs (including interest)	5,041	3,256	0.06		Aerostructures (Primarily)
Jefferson Street Move:
Disruption	5,084	3,284	0.06		Aerostructures (EAC)**
Accelerated Depreciation	3,224	2,083	0.04		Aerostructures (EAC)**
Adjusted Income from continuing operations - non-GAAP	$80,643	$52,175	$0.99	*

* Difference due to rounding.
** EAC - estimated costs at completion with respect to contracts within the scope of Accounting Standards Codification 605-35, "Revenue-Construction-Type and Production-Type Contracts"

	Nine Months Ended
	December 31, 2013				Location on
	Pre-Tax	After-Tax	Diluted EPS		Financial Statements
Income from Continuing Operations - GAAP	$248,950	$163,952	$3.11
Non-Recurring Costs:
Pension settlement charge	1,561	1,008	0.02		Corporate
Refinancing fees	11,069	7,151	0.14
Relocation costs (including interest)	7,786	5,030	0.10		Aerostructures (Primarily)
Jefferson Street Move:
Disruption	6,913	4,466	0.08		Aerostructures (EAC)**
Accelerated Depreciation	8,033	5,189	0.10		Aerostructures (EAC)**
Adjusted Income from continuing operations - non-GAAP	$284,312	$186,796	$3.54	*

* Difference due to rounding.
** EAC - estimated costs at completion with respect to contracts within the scope of Accounting Standards Codification 605-35, "Revenue-Construction-Type and Production-Type Contracts"

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(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Cash provided by operations, before pension contributions has been provided for consistency and comparability. We also use free cash flow available for debt reduction as a key factor in planning for and consideration of strategic acquisitions, stock repurchases and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations, before pension contributions to cash provided by operations, as well as cash provided by operations to free cash flow available for debt reduction.

	Nine Months Ended
	December 31,
	2014	2013

Cash provided by operations, before pension contributions	$365,919	$79,142
Pension contributions	55,955	45,800
Cash (used in) provided by operations	309,964	33,344
Less:
Capital expenditures	85,170	161,797
Dividends	6,122	6,246
Free cash flow available for debt reduction, acquisitions and share repurchases	$218,672	$(134,701)

We use "Net Debt to Capital" as a measure of financial leverage.  The following table sets forth the computation of Net Debt to Capital:

	December 31,	March 31,
	2014	2014
Calculation of Net Debt
Current portion	$40,877	$49,575
Long-term debt	1,401,803	1,500,808
Total debt	1,442,680	1,550,383
Less: Cash	34,181	28,998
Net debt	$1,408,499	$1,521,385

Calculation of Capital
Net debt	$1,408,499	$1,521,385
Stockholders' equity	2,270,452	2,283,911
Total capital	$3,678,951	$3,805,296

Percent of net debt to capital	38.3%	40.0%

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